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                                                                   EXHIBIT 99(B)

               BEFORE THE WASHINGTON UTILITIES AND TRANSPORTATION
                                   COMMISSION

In re the Matter of                         )      DOCKET NO. UE-011514
                                            )
AVISTA CORPORATION d/b/a                    )
AVISTA UTILITIES                            )
                                            )
For an Order Finding Avista's Deferred      )
Power Costs Were Prudently Incurred         )
and Are Recoverable                         )
                                            )
.......................................      )
WASHINGTON UTILITIES AND                    )
TRANSPORTATION COMMISSION                   )
                                            )
                                            )      DOCKET NO. UE-011595
                      Complainant,          )
                                            )
v.                                          )
                                            )
AVISTA CORPORATION d/b/a                    )      SETTLEMENT STIPULATION
AVISTA UTILITIES                            )
                                            )
                      Respondent.           )
                                            )
.......................................      )



        This Settlement Stipulation is entered into this ______ day of February, 2002, by and between all parties to the above dockets: Avista Corp. ("Company"), the Staff of the Washington Utilities and Transportation Commission ("WUTC Staff"), the Public Counsel Section of the Attorney General's Office ("Public Counsel"), and Intervenor, Industrial Customers of Northwest Utilities ("ICNU"), as represented by the undersigned (jointly referred to as the "Parties" and individually referred to as a "Party.").


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        The Parties agree this Settlement Stipulation is in the public interest.
The Parties understand this Settlement Stipulation is subject to Commission approval.

        I. INTRODUCTION

        On November 13, 2001, the Company requested that the Commission conduct an expedited proceeding to determine whether its deferred power costs were prudently incurred and recoverable. The matter was assigned Docket No. UE-011514, and was set for expedited hearing.

        Subsequently, on December 3, 2001, the Company filed tariff revisions designed to effectuate a general rate increase for electric service. Included in the filing was a request for an interim rate increase of approximately 12.4%, or $29,344,000, reflected on an annual basis.

        The general and interim filings were assigned Docket No. UE-011595. By order of the Commission, the prudence/recoverability inquiry in Docket No. UE-011514 and interim request in Docket No. UE-011595 were consolidated for purposes of hearing. (The use of the term "prudence/recoverability" to describe Docket No. UE-011514 is not intended to define all issues in that docket).

        Following informal settlement discussions among Parties in those dockets, the Parties have entered into the following agreement ("Settlement", or "Settlement Stipulation") regarding the resolution of issues in those proceedings insofar as they relate to the prudence and recoverability of deferred costs, the request for interim rate relief, and certain issues related to cost of capital. Accordingly, this Settlement Stipulation is presented to the Commission. If this Settlement Stipulation is approved, this would constitute a full settlement of all issues raised in

SETTLEMENT STIPULATION - DOCKET NO. UE-011514 AND UE-011595              PAGE 2

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the prudence/recoverability docket, Docket No. UE-011514, and certain issues related to Docket No. UE-011595 (also called the "pending general rate case" herein). This Settlement is presented for the Commission's approval under WAC 480-09-465 (Alternative Dispute Resolution) of the issues specified below. The Parties agree that comments of the public, already filed and including those to be made at the public hearing on this case, are admitted to the record without objection.

        II. SETTLEMENT STIPULATION

     1. Recoverability of Deferred Costs:

        The Parties agree, and request the Commission to so order:

        That ninety percent (90%), or $196,023,342, of the power costs deferred on the Company's financial books as of December 31, 2001, be deemed prudently incurred and recoverable in rates. The remaining ten percent (10%) of the power costs deferred on the Company's financial books as of December 31, 2001, shall not be recoverable in rates. The refund condition placed on the current 25% surcharge in Schedule 93, established by the Commission's Order in Docket No. UE-010395, should therefore be deemed unnecessary, and eliminated. This $196,023,342 figure is based on the total amount of power costs deferred as of September 30, 2001 of $199,658,986, plus the total amount of power costs deferred for the period October 1, 2001, to December 31, 2001, of $18,144,726, times 90%. It is a gross figure, before application of the PGE Monetization Credit dollars and the revenues from the 25% surcharge currently in effect.

        The timing (amortization period), carrying costs, and manner of recovery (i.e. rate design)

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will be addressed in the pending general rate case, Docket No. UE-011595, but a surcharge will remain in effect so that deferred costs are fully recovered.

     2. Resolution of Other Issues:

        The Parties agree, and request the Commission to so order:

        That effective not later than March 15, 2002, Avista will file tariffs to effect a permanent increase in base rates of 6.2%, or $14,672,000 on an annual basis. ("Base rates" are defined as the existing electric tariff schedules 1-48, i.e., it does not include miscellaneous services or Schedule 93, the 25% surcharge tariff). This represents a 5% increase over existing rates (base rates plus the 2001 25% surcharge). These additional revenues shall be collected through rates on an equal percentage basis applied to all of the above listed tariff schedules. The Company's overall revenue requirement will be determined in the pending general rate case.

        In addition, upon the effective date of the Commission's acceptance of this Settlement Stipulation and until the conclusion of the pending general rate case (Docket No. UE-011595), one-fifth of existing surcharge revenues being collected pursuant to the Commission's Sixth Supplemental Order in Docket No. UE-010395 (which authorized an increase in electric rates of twenty-five percent (25%)) shall no longer be applied to the deferral balance, but shall be applied to offset general operating costs of the Company. The revenues associated with the remaining twenty percent (20%) of the current twenty-five percent surcharge in Schedule 93 will continue to be applied against the recoverable power cost deferral balance. If by order in the pending general rate case the Commission does not direct otherwise, Avista will resume application of the twenty-five percent surcharge to deferral balances, upon the effective date of the Commission's order in that pending general rate case.

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     3. Adjustment of 2002 Deferrals:

        The Parties agree that the Company will exclude from its deferrals subsequent to December 31, 2001, capital costs, interest, depreciation and non-fuel O&M costs, of the following Company-owned small generation projects (Boulder Park and Kettle Falls CT), and Coyote Springs II. Appropriate rate treatment of these costs relating to these projects will be determined in the pending general rate case, and only on a prospective basis.

     4. Cost of Capital:

        The Parties agree, and request the Commission to so order:

        That the issue of a fair rate of return (i.e., cost of common and preferred equity, cost of debt and capital structure) for purposes of Docket No. UE-011595 (the pending general rate case), will be resolved as follows:

        The capital structure will be the same as determined by the Commission in Docket Nos. UE-991606 and UG-991607 (termed "Avista's last general rate case" herein). Specifically, that capital structure is 49% Debt, 9% Preferred Equity and 42% Common Equity. The cost of debt and preferred equity will be updated from Avista's last general rate case for known and measurable changes in the pending general rate case. That cost of debt and preferred trust securities so updated will also be used for purposes of calculating the pro forma interest expense in the Company's pending general rate case. The cost of common equity will be the same as determined by the Commission in Avista's last general rate case, except that the parties reserve the right to argue in the pending general rate case for an adjustment to that return on equity based on the disposition of issues surrounding the Company's request for a power cost adjustment, or similar mechanism.

        The effective date of the cost of capital determined pursuant to this paragraph shall be the

SETTLEMENT STIPULATION - DOCKET NO. UE-011514 AND UE-011595              PAGE 5

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date of the Commission's final order in the pending general rate case.

     5. Good Faith Negotiations Over Remaining Issues in General Rate Case:

        The Parties agree to negotiate in good faith the resolution of remaining issues in the general rate case, including the implementation of a power cost adjustment, or similar, mechanism. The Parties understand that any such resolution would be subject to Commission approval. No Party, by this Settlement, is expressing any views or positions regarding the issues remaining in the general rate case.

     6. Implementation of Certain Customer Impact Mitigation Measures:

        Effective no later than March 15, 2002, and continuing until the Commission issues its final order in the pending general rate case, the Company agrees to implement the following measures designed to help mitigate the impact of increased rates on customers, after consultation with the Commission Staff, Public Counsel and other interested parties. To the extent these measures require Commission approval, the Parties agree to support the implementation of these measures. These measures are not expected to be significant revenue items to Avista. In any event, Avista agrees that there will be no impact on rates based on the cost it incurs for these measures. These measures will consist of the following:

a. Winter Low-Income Payment Program. The Company will extend the Winter Low-Income Payment Program such that customers may participate in the program beyond the scheduled termination date of March 15, 2002, through the effective date of the Commission order in the Company's pending general rate case.

b.      Comfort Level Billing Plan.

1. The Company will immediately begin to actively promote its levelized billing program, called "Comfort Level Billing," through customer notification in billing inserts


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        and media releases.

2. The Company will modify program restrictions on eligibility for Comfort Level Billing by allowing customers removed from the program for nonpayment within the past six months or having more than a two-month balance on their current account to participate. While customers are participating in the Comfort Level Billing program, they are allowed an additional one-month grace period before delinquency notices are sent.

c. Deposit Requirements. Customers will be offered the option of paying 25% of the deposit prior to service, with the remaining balance paid in equal amounts over the next three months.

d. CARES Program. The Company agrees to conduct additional customer service awareness efforts to increase participation in the CARES program in which the Contact Center has representatives specifically dedicated to working with special needs customers on available options and resources for bill payments.

e. Project Share. The Company agrees to additional promotion of contributions to Project Share which provides emergency energy assistance for families in Washington and agrees to provide $50,000 in Project Share funding.

f. As part of the pending general rate case, no party is precluded from arguing for the continuation of any of these mitigation measures.

        III. EFFECT OF THE SETTLEMENT STIPULATION

     1. Binding on Parties:

        The Parties agree to support the terms of the Settlement Stipulation as described above.


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The Parties understand that this Settlement Stipulation is subject to Commission approval. The parties agree that this Settlement Stipulation represents a compromise in the positions of the Parties. As such, conduct, statements and documents disclosed in the negotiation of this Stipulation shall not be admissible as evidence in this or any other proceeding.

     2. Integrated Terms of Settlement:

        The Parties have negotiated this Settlement Stipulation as an integrated document. Accordingly, the Parties recommend that the Commission adopt this Settlement Stipulation in its entirety.

     3. Procedure:

        The Parties shall cooperate in submitting this Settlement Stipulation promptly to the Commission for acceptance, so that it may be implemented not later than March 15, 2002. The Parties shall request a hearing to present the Settlement Stipulation, and shall each make available to answer questions a witness or witnesses in support of this Settlement Stipulation. The Parties agree to cooperate, in good faith, in the development of such other information as may be necessary to support and explain the basis of this Settlement Stipulation and to supplement the record accordingly. Any Party may elect to file with the Commission, on or before February 22, a memorandum explaining this Settlement Stipulation. The Parties agree to recommend the suspension of all existing due dates, in the interim phase of the Company's rate case (Docket No. UE-011595) and the Prudence case (Docket No. UE-011514), including the filing of testimony, the evidentiary hearings and the briefing dates.

        If the Commission rejects all or any material portion of this Settlement Stipulation, or adds additional material conditions, each Party reserves the right, upon written notice to the Commission and all Parties to this proceeding within seven (7) days of the date of the


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Commission's Order, to withdraw from the Settlement Stipulation. If any Party exercises its right of withdrawal, this Settlement Stipulation shall be void and of no effect, and the Parties will support a joint motion to reinstate an expedited procedural schedule for those dates specifically suspended by the Commission pursuant to the above request.

     4. No Precedent:

        The Parties enter into this Settlement Stipulation to avoid further expense, uncertainty, and delay. By executing this Settlement Stipulation, no Party shall be deemed to have accepted or consented to the facts, principles, methods or theories employed in arriving at the Settlement Stipulation, and except to the extent expressly set forth in the Settlement Stipulation, no Party shall be deemed to have agreed that such a Settlement Stipulation is appropriate for resolving any issues in any other proceeding, including the Company's pending general rate case. For example (and not by way of limitation), the appropriateness of the cost of a certain transaction that is reflected in the amount of recoverable deferred costs described in this Settlement Stipulation may be addressed by any Party in the pending general rate case to the extent that contract affected costs included in deferral balances after December 31, 2001. This Settlement Stipulation is not precedent for the treatment of costs deferred after December 31, 2001.

     5. Execution:

        This Settlement Stipulation may be executed by the Parties in several counterparts and as executed shall constitute one agreement.

        DATED this _____ day of February, 2002.


SETTLEMENT STIPULATION - DOCKET NO. UE-011514 AND UE-011595              PAGE 9

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                                 Entered into on the date first above written.

                                 By: __________________________________________
                                     David J. Meyer
                                     Senior Vice President and General Counsel
                                     For Avista Corp.


                                 By: __________________________________________
                                     Donald T. Trotter
                                     Jonathan C. Thompson
                                     Assistant Attorney General
                                     For WUTC Staff

                                 By: __________________________________________
                                     Robert W. Cromwell, Jr.
                                     Assistant Attorney General
                                     For Public Counsel


                                 By: __________________________________________
                                     Bradley Van Cleve
                                     Attorney
                                     For Intervenor Industrial Customers of
                                     Northwest Utilities





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